Exhibit 10.15A
Schedule of Named Executive Officers* Party to Change of Control Employment Agreement (BE4 and Higher Version without gross-up or window period - current)
(As of December 31, 2023)
Megan D. Crespi
James J. Herzog
Jay K. Oberg

*Named Executive Officers as disclosed in registrant's most recent proxy statement.